EXHIBIT 99.1

                      COMCAST CORPORATION AND SUBSIDIARIES

                SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS

                  YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                 (In millions)


                                                                Additions
                                                Balance at     Charged to     Deductions
                                               Beginning of     Costs and        from        Balance at
                                                   Year         Expenses      Reserves(A)    End of Year
                                               ------------     ---------     -----------    -----------
Allowance for Doubtful Accounts
-------------------------------

2001                                                 $141.7         $86.3          $74.1         $153.9

2000                                                  136.6          65.9           60.8          141.7

1999                                                  120.7          48.6           32.7          136.6

Allowance for Excess and Obsolete
Electronic Retailing Inventories
---------------------------------

2001                                                 $105.5         $55.1          $46.3         $114.3

2000                                                   89.2          46.3           30.0          105.5

1999                                                   60.9          61.9           33.6           89.2


(A) Uncollectible accounts and excess and obsolete inventory written off.